Exhibit 5.1

Dykema Gossett PLLC 111 E. Kilbourn Ave. Suite 1050 Milwaukee, WI 53202 www.dykema.com Tel: 414-488-7300

[●], 2024

Wellgistics Health, Inc.

3000 Bayport Drive, Suite 950

Tampa, FL 33607

Ladies and Gentlemen:

We have acted as counsel to Wellgistics Health, Inc. a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (File No. 333-280945), as may be amended (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the (i) offer, issuance and sale by the Company of the number of shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company (the “Shares”). We understand that the Shares are proposed to be sold for sale to the public as described in the Registration Statement and pursuant to an underwriting agreement, substantially in the form filed as an exhibit to the Registration Statement, to be entered into by the Company and the representative (the “Underwriting Agreement”).

In rendering the opinion set forth below, we have examined and relied upon the Registration Statement and related prospectus, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original documents and the conformity to original documents of all photostatic and facsimile copies submitted to us, and the due execution and delivery of all documents by any party where due execution and delivery are a prerequisite to the effectiveness thereof. We have also assumed that all information contained in all documents reviewed by us is true, correct and complete. As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that the Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

California | Illinois | Michigan | Minnesota | Texas | Washington, D.C. | Wisconsin

Wellgistics Health, Inc. [●], 2024 Page 2

In rendering the foregoing opinion, we have assumed that: (i) the Registration Statement, and any amendments thereto, shall have become effective under the Securities Act and will remain effective at the time of issuance of the Shares thereunder; (ii) the Company will issue and deliver the Shares in the manner contemplated by the final prospectus; and (iii) the Shares will be issued in compliance with applicable federal and state securities laws.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or the related prospectus, other than as expressly stated herein with respect to the Shares to be issued pursuant to the Registration Statement.

The forgoing opinion is limited to the Delaware General Corporation Law, as currently in effect. We express no opinion and make no representation with respect to the law of any other jurisdiction and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Securities Act, because we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

Respectfully Submitted,

[ - - - - ]

Dykema Gossett PLLC